Live Oak Financial LLC 3520 Alpine Autumn Austin, Texas 78744

Ladies and Gentlemen:

I have acted as counsel for Live Oak Financial LLC, a Texas corporation (the "Company"), in connection with the public offering of $600,000 aggregate principal amount of Borrower Payment Dependent Notes (the "Securities"). The Securities will be purchased and sold through the Company's marketplace, and the Company will be the sole issuer of the Securities. The Securities will be purchased and sold pursuant to the Offering Statement (the "Offering") and other agreements with the Company in the form set forth as exhibits to the Registration Statement (as defined below). The Securities will be entered into between the Company and each purchaser of Securities (the "Investors") and issued pursuant to a Borrower Payment Dependent Note (the "Note(s)"), between the Company and the recipient of Note funds (the "Borrower(s)").

In connection with this opinion, I have considered such questions of law as I have deemed necessary as a basis for the opinions set forth below, and I have examined or otherwise am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following:

  The Certificate of Formation;
  Form 1-A, Regulation A Offering Statement (the "Registration Statement");
  Operating Agreement and its amendments;
  Prospectus;
  Subscription Agreement;
  Investor Agreement; and
  Such other documents deemed necessary or appropriate as a basis for the opinions set forth below.

The documents referred to in items (1.) through (6.) above, inclusive, are referred to herein collectively as the "Documents."

In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted as certified, conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, I have relied upon, and assumed the accuracy of, the representations and warranties contained in the Documents, certificates and oral or written statements and other information of or from officers or other appropriate representatives of the Company and others and assume compliance on the part of all parties to the Documents with the covenants and agreements contained therein.

I have assumed that the issuance and sale of the Securities by the Company will not violate or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

I have further assumed that (i) the Registration Statement and any amendments thereto, when effective under the Securities Act will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement relating to the Securities offered thereby has been prepared and filed with the Securities and Exchange Commission (the "Commission") in compliance with the Securities Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, as applicable, and the securities or blue sky laws of the state of Texas and in the manner stated in the Registration Statement and the Documents; and (iv)the agreements relating to Securities being offered have been duly authorized, executed and delivered by the Company and the other parties thereto.

In addition, the opinions hereinafter expressed are subject to the following qualifications and exceptions: (1) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (2) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Securities; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Securities is not material; (3) the enforceability of provisions of the Securities providing for indemnification or exculpation, to the extent such indemnification or exculpation is against public policy; (4) the enforceability of any provision of the Securities which purports to prohibit or restrict a transfer of rights;(5)the enforceability of any provision oftheSecurities which purports to establish evidentiary standards or to make determinations conclusive or powers absolute; and (6) no opinion is expressed with respect to the securities, BlueSky laws or antifraud laws of any state or other jurisdiction of the United States.

Based upon and subject to the foregoing, I am of the opinion that:

The Securities have been duly authorized and when executed, authenticated and delivered by the Company to Investors, and paid for by the Borrowers, including prepayment acceptance of Notes by Borrowers through Borrower signature, in accordance with the terms of the Documents, such Securities will be validly issued and will constitute the valid and binding obligations of the Company.

No opinion is expressed as to:

(i) the validity, binding effect or enforceability of any provision of the Securities relating to indemnification, contribution or exculpation;

(ii) the validity, binding effect or enforceability of any provision of the Securities related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of Texas, (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of Texas or a federal district court sitting in the State of Texas, in each case, applying the choice of law principles of the State of Texas, (c) service of process or (d) waiver of any rights to trial by jury;

(iii) the validity, binding effect or enforceability of any provision of the Securities specifying that provisions thereof may be modified or waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(iv) the validity, binding effect or enforceability of any provision of the Documents containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any provision of the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(v) any provision of the relevant documents purporting to give any person or entity the power to accelerate obligations without any notice; and

(vi) any provision of the Documents which may be construed to be in the nature of a penalty.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, however, I do not hereby admit that I am within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

SARAH REESE /s/ Sarah Reese